 Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-272896) of Monroe Capital Corporation and Subsidiaries (collectively, the Company) of our report dated February 28, 2025, relating to the consolidated financial statements appearing in the Form 10-K of the Company for the year ended December 31, 2024. We also consent to the incorporation by reference in such Registration Statement of our report dated February 28, 2025, relating to the senior securities table, appearing as Exhibit 99.1 in the Form 10-K of the Company for the year ended December 31, 2024.
We also consent to the reference to our firm under the heading “Senior Securities” in the Form 10-K and “Independent Registered Public Accounting Firm” in such Registration Statement on Form N-2.
/s/ KPMG LLP
Chicago, Illinois
February 28, 2025

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